EXHIBIT 99.1

Unrivaled Brands Reports Fourth Quarter and Year End 2021 Financial Results

Reports Year Over Year Fiscal Year Revenue Growth of 674%

SANTA ANA, Calif., April 18, 2022 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQX: UNRV) (“Unrivaled” or the “Company”), a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon, today reported its financial results for the quarter and fiscal year ended December 31, 2021.

Tiffany Davis, Chief Executive Officer of Unrivaled Brands stated, “Our strategy throughout 2021 was focused on building scale. As a result, we were able to leverage numerous sector opportunities, successfully positioning Unrivaled as a dominant West Coast MSO.”

“While the board and I are pleased that these efforts resulted in 2021 fiscal year revenue growth of approximately 674%, market conditions continue to shift and its important we pivot to capitalize on these changes. As a result, I will be shifting our focus from acquisitions to integration to ensure more profitable and sustainable growth over the long term.

“Our plans over the coming weeks and months include further refining both our strategy and structure. This includes additions to our leadership team, establishing synergies across our portfolio companies, and creating operational efficiencies through shared services. We believe these moves will effectively right size the business, improve margins, and ensure our acquisitions are accretive to strengthen our overall balance sheet.

“We continue to work diligently to strengthen our collective future. We are incredibly grateful to our team members who remain hard at work, fully focused on our day-to-day business and delivering on our commitments to customers, partners and shareholders. Relatedly, and as anticipated, we successfully closed the sale of NuLeaf last week resulting in the receipt of $6.5 million.

“And finally, I truly understand the value of regular communications with shareholders. In the coming weeks, we will release a shareholder letter with more details about our new leadership team and our go forward plans. In the meantime, I continue to be very optimistic about the future of our company and the industry.”

Financial Update

•	Our gross profit for the year ended December 31, 2021 was approximately $11.97 million, compared to a gross profit of approximately, $2.64 million for the year ended December 31, 2020, an increase of $9.32 million. Our gross margin for the year ended December 31, 2021 was 25.1% compared with the gross margin of 42.9% for the year ended December 31, 2020. The year over year margin decrease was due to the inclusion of the lower margin distribution operation into the portfolio in 2021. In 2020, the operation was exclusively retail.

•	Selling, general and administrative expenses for the year ended December 31, 2021 were approximately $48.26 million, compared to approximately $19.32 million for the year ended December 31, 2020, an increase of $30.12 million. In general the increase was due to costs associated with the acquisitions brought on-board in 2021 that resulted in a significantly larger company. We ended 2021 with six retail operations compared with two in 2020; as well as three distribution centers compared to none in 2020; and we ended 2021 with 334 employees compared to 52 employees at the end of 2020. As a result of operating a larger organization, we saw increases in the following areas: (i) a $4.38 million increase in salaries / payroll taxes (excluding severance), (ii) a $3.13 million increase in amortization and depreciation expenses, (iii) a $2.45 million increase in allowance for doubtful accounts, (iv) a $1.93 million increase in business and city taxes, (v) a $1.90 million increase in stock compensation expense, (vi) a $1.71 million increase in consulting and professional fees, (vii) a $1.39 million increase in insurance expense, (viii) a $1.10 million increase in advertising and promotion expense, (ix) a $1.09 million increase in security expense, and (x) a $0.87 million increase in rent expense. Another significant driver of expense increase in 2021 was a $9.10 million severance expense for the departure of the company’s founders. This was an increase of $9.05 million over the year ended December 31, 2020.

1

•	The Company reported revenue of $47.7 million for full year 2021 compared to $6.2 million for full 2020. In the fourth quarter of 2021, we reported revenue of $22.7 million compared to $2.5 million for fourth quarter 2020. These numbers exclude revenue from NuLeaf as it was “held for sale” so the $12.9 million in revenue for that operation in 2021 was excluded. Inclusion of NuLeaf would have resulted in approximately $60.6 million revenue for 2021.

•	The Company’s previously communicated $70 million revenue target for 2021 revenue included NuLeaf and was presented as “combined” or “pro forma” with total UMBRLA revenue for the year. Because the merger with UMBRLA occurred on July 1, 2021, the Company’s reported financial results only include approximately a half year of UMBRLA revenue.

About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates five dispensaries, direct to consumer delivery, a state-wide distribution network, company-owned brands, and two cultivation facilities. In Oregon, we operate a state-wide distribution network, company-owned brands and outdoor and greenhouse cultivation. Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

2

UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)

	As of 12/31/2021	As of 12/31/2020
ASSETS
Current assets:
Cash	$6,891	$217
Accounts receivable, net	4,677	$352
Short term investments	-	$34,045
Inventory, net	7,179	$759
Prepaid expenses and other current assets	1,273	$214
Notes Receivable	750	$-
Current assets of discontinued operations	4,495	$2,020

Total current assets	25,264	37,606

Property, equipment and leasehold improvements, net	23,729	$12,630
Intangible assets, net	129,637	$7,714
Goodwill	51,237	$6,171
Other assets	26,915	$12,644
Investments	164	$330
Assets of discontinued operations	17,984	23,198

TOTAL ASSETS	$274,929	$100,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$31,903	$8,225
Acquisition liabilities	-	-
Short-term debt	45,749	8,033
Income taxes payable	6,112	-
Current liabilities of discontinued operations	2,356	10,164

Total current liabilities	86,121	26,422

Long-term liabilities:
Long-term debt, net of discounts	10,006	6,632
Deferred tax liabilities	5,972	-
Long-term lease liabilities	21,316	7,775
Long-term liabilities of discontinued operations	184	335

Total long-term liabilities	37,479	14,742

Total liabilities	123,599	41,164

COMMITMENTS AND CONTINGENCIES (Note 18)

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value $0.001:
100 Shares authorized as of December 31, 2020 and 2019; 8 Shares issued as of December 31, 2020 and 2019, respectively	-	-
Preferred stock, convertible series B, par value $0.001:		-
41,000,000 Shares authorized as of December 31, 2020 and 2019; 0 shares issued as of December 31, 2020 and 2019, respectively	-	-
Common stock, par value $0.001:
990,000,000 Shares authorized as of December 31, 2021 and 2020; 498,549,295 shares issued and 496,237,883 shares outstanding as of December 31, 2020; 196,512,867 shares issued and 194,204,459 shares outstanding as of December 31, 2019.	521	218
Additional paid-in capital	392,930	275,060
Treasury stock	(808)	(808)
Accumulated deficit	(245,172)	(219,803)

Total Unrivaled Brands, Inc. stockholders’ equity	147,471	54,667
Non-controlling interest	3,859	4,463

Total stockholders’ equity	151,329	59,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$274,929	$100,294

3

UNRIVALED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for shares and per-share information)

	Year Ended December 31,
	2021	2020

Total revenues	$47,673	$6,161
Cost of goods sold	35,706	3,518

Gross profit	11,967	2,643

Selling, general and administrative expenses	48,257	19,319
Impairment of assets	6,171	19,910
(Gain) / Loss on sale of assets	(3,133)	-
(Gain) / Loss on interest in joint venture	-	-

Loss from operations	(39,328)	(36,586)

Other income / (expense)
(Gain) / Loss on Extinguishment of Debt	(5,976)	-
Interest expense, net	(1,776)	(1,394)
Unrealized gain/(loss) on investments	-	29,045
Gain (loss) on investments	5,337	-
Other income / (loss)	(433)	929

Total other income / (expense)	(2,848)	28,580

Income / (loss) from continuing operations, before provision for income taxes	(42,176)	(8,006)
Provision for income taxes	4,226

Income / (loss) from discontinued operations, before tax	10,918	(22,865)
Provision for income taxes for discontinued operations	-

NET INCOME / (LOSS)	(27,032)	(30,871)

Less: Income / (Loss) attributable to non-controlling interest from discontinued operations	(604)	(754)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(26,428)	$(30,117)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.09)	$(0.04)
Net Income / ( Loss) per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.06)	$(0.16)
Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	457,745,655	191,978,187

4